1 Summit Hotel Properties, Inc. Insider Trading Compliance Policy This Insider Trading Compliance Policy (the “Policy”) describes Summit Hotel Properties, Inc.’s (together with its subsidiaries, the “Company”) policy and procedures with respect to transactions in the securities of the Company or any other company with which the Company does business. Federal and state laws prohibit trading in the securities of a company while in possession of material nonpublic information and in breach of a duty of trust or confidence. These laws also prohibit anyone who is aware of material nonpublic information from providing this information to others who may trade. Violating such laws can undermine investor trust, harm the reputation and integrity of the Company, and result in dismissal from the Company or even serious criminal and civil charges against the individual and the Company. The Company has adopted this Policy to promote compliance with federal and state securities laws governing insider trading. Persons Covered and Administration of Policy This Policy applies to all officers, directors, employees and consultants of the Company. For purposes of this Policy, “officers” refer to those individuals who meet the definition of “officer” under Section 16 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Individuals subject to this Policy are responsible for ensuring that members of their household comply with this Policy as well as any family members who do not live in your household but whose transactions in Company securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in Company securities). This Policy also applies to any entities controlled by individuals subject to the Policy, including any corporations, limited liability companies, partnerships or trusts, and transactions by these entities should be treated for the purposes of this Policy as if they were for the individual’s own account. The Company may determine that this Policy applies to additional persons with access to material nonpublic information, such as contractors, suppliers or agents. Officers, directors, employees and consultants, together with any other person designated as being subject to this Policy are referred to collectively as “Covered Persons.” It is your obligation to understand and comply with this Policy. Questions regarding the Policy should be directed to the Company’s General Counsel or Chief Executive Officer. Policy Statement No Covered Person shall purchase or sell any type of security while in possession of material nonpublic information relating to the security or the issuer of such security in breach of a duty of trust or confidence, whether the issuer of such security is the Company or any other company. In addition, if a Covered Person is in possession of material nonpublic information about other publicly-traded companies, such as suppliers, customers, competitors or potential acquisition targets, the Covered Person may not trade in such other companies’ securities until the information becomes public or is no longer material. Further, no Covered Person shall

2 purchase or sell any security of any other company, including another company in the Company’s industry, while in possession of material nonpublic information if such information is obtained in the course of the Covered Person’s employment or service with the Company. In addition, Covered Persons shall not directly or indirectly communicate material nonpublic information to anyone outside the Company (except in accordance with the Company’s policies regarding confidential information) or to anyone within the Company other than on a “need-to-know” basis. For this purpose: “Securities” includes stocks, bonds, notes, debentures, options, warrants, equity and other convertible securities, as well as derivative instruments. “Purchase” and “sale” are defined broadly under the federal securities law. “Purchase” includes not only the actual purchase of a security, but also any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but also any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for-stock transactions, conversions, the exercise of stock options, transfers, gifts, and acquisitions and exercises of warrants or puts, calls, pledging and margin loans, or other derivative securities. “Material” means there is a substantial likelihood that a reasonable investor would consider the information important in making a decision to buy, sell, or hold a security, or if the information is likely to have a significant effect on the market price of the security. Material information can be positive or negative and can relate to virtually any aspect of a company’s business or to any type of security, debt, or equity. Also, information that something is likely to happen in the future—or even just that it may happen—could be deemed material. “Nonpublic” means the information is not available to the general public. In order for information to be considered “public,” it must be widely disseminated in a manner that makes it generally available to investors in a Regulation FD-compliant method, such as through a press release, a filing with the U.S. Securities and Exchange Commission (the “SEC”) or a Regulation FD- compliant conference call. The circulation of rumors, even if accurate and reported in the media, does not constitute public dissemination. The laws and regulations concerning insider trading are complex, and Covered Persons are encouraged to seek guidance from the General Counsel and Chief Executive Officer prior to considering a transaction in Company securities or if you have any questions regarding this Policy. While you are encouraged to consult with the General Counsel and Chief Executive Officer, you should be aware that neither party can provide you with personal legal advice, and the approval to transact is not a legal opinion that a transaction is lawful.

3 The Company reserves the right to take whatever disciplinary or other measure(s) it determines in its sole discretion to be appropriate in any particular situation, including disclosure of wrongdoing to governmental authorities. Blackout Periods No director, “officer” (as defined in Rule 16a-1(f)) or other persons designated and notified by the General Counsel or Chief Executive Officer (as well as any individual or entity covered by this Policy by virtue of their relationship to such director, officer, or such person) shall purchase or sell any security of the Company during the period beginning on the 15th calendar day before the end of any fiscal quarter of the Company and ending after completion of the first full trading day after the public release of earnings data for such fiscal quarter or during any other trading suspension period declared by the Company, such period, a “blackout period.” A “trading day” is a day on which U.S. national stock exchanges are open for trading. If, for example, the Company were to make an announcement on Monday prior to 9:30 a.m. Eastern Time, then the blackout period would terminate after the close of trading on Monday. If an announcement were made on Monday after 9:30 a.m. Eastern Time, then the blackout period would terminate after the close of trading on Tuesday. If you have any question as to whether information is publicly available, please direct an inquiry to the General Counsel or Chief Executive Officer. From time to time, the Board of Directors may determine that an additional blackout period is appropriate because of developments that have not yet been disclosed to the public. Persons subject to an additional blackout period must neither trade in any of the Company’s securities nor disclose that an additional blackout period is in effect. The blackout period restrictions do not apply to: • purchases of the Company’s securities from the Company, or sales of the Company’s securities to the Company; • redemptions of Operating Partnership Units in an affiliate of the Company so long as the underlying security is not to be imminently sold; • cashless exercises of equity incentive awards that do not involve an open-market sale of securities (e.g., not a broker-assisted cashless exercise); • vesting of restricted stock units and settlement of such units in shares of the Company’s stock; • purchases of Company stock in the Company’s 401(k) plan, if any, resulting from your periodic contribution of money in the plan pursuant to your payroll deduction election. The blackout period restrictions do apply, however, to elections you may make under the 401(k) plan to (a) increase or decrease the percentage of your periodic contributions that will be allocated to the Company stock fun, (b) make an intra-plan transfer of an existing account balance into or

4 out of the Company stock fund, (c) borrow money against your 401(k) plan account if the loan will result in a liquidation of some or all of your Company stock fund balance and (d) pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund; • purchases or sales of the Company’s securities made pursuant to a plan adopted in accordance with the Exchange Act Rule 10b5-1 (“Rule 10b5-1”); or • transactions under a non-Rule 10b5-1 trading arrangement as defined in Item 408(c) of Regulation S-K. The Board of Directors may approve additional exceptions to the blackout period restrictions. Preclearance of Trades All transactions in the Company’s securities by directors or “officers” (as defined in Rule 16a-1(f)) (as well as any individual or entity covered by this Policy by virtue of their relationship to such director or officer) must be precleared by the Non-Executive Chairman of the Board and the Chair of the Company’s Nominating and Corporate Governance Committee. All transactions in the Company’s securities by employees that are non-officers (as defined in Rule 16a-1(f)) must be precleared by the Company’s General Counsel and Chief Executive Officer. (each, a “Preclearance Person”) Preclearance should not be understood to represent legal advice by the Company that a proposed transaction complies with the law. To submit a pre-clearance request, you must complete a Preclearance Request Form that can be obtained from the General Counsel which describes your proposed transaction, the proposed date of the transaction, and the number of shares or other securities involved, and email it to the Non-Executive Chairman of the Board, Chair of the Company’s Nominating and Corporate Governance Committee, General Counsel or Chief Executive Officer as appliable herein, at least two business days in advance of the proposed transaction. Such Preclearance Request Form also includes a certification to be executed by the Preclearance Person certifying that he or she is not in possession of material nonpublic information about the Company. The Non-Executive Chairman of the Board, Chair of the Company’s Nominating and Corporate Governance Committee, General Counsel or Chief Executive Officer as appliable shall have sole discretion to decide whether to clear any contemplated transaction. All trades that are precleared must be affected within five business days of receipt of the preclearance unless a specific exception has been granted. A precleared trade (or any portion of a precleared trade) that has not been affected during the five business day period must be submitted for preclearance determination again prior to execution. Notwithstanding receipt of preclearance, if the Preclearance Person becomes aware of material nonpublic information or becomes subject to a blackout period before the transaction is effected, the transaction may not be completed. Neither the Company nor the Company’s employees will have any liability for any delay in reviewing, or refusal of, a request for preclearance.

5 If the Company is required to impose a “pension fund blackout period” under Regulation BTR, each director and executive officer shall not, directly or indirectly, sell, purchase, or otherwise transfer during such blackout period any equity securities of the Company acquired in connection with his or her service as a director or officer of the Company, except as permitted by Regulation BTR. Prohibited Transactions The Company has determined that there is a heightened legal risk and the appearance of improper or inappropriate conduct if persons subject to this Policy engage in certain types of transactions. Therefore, Covered Persons shall comply with the following policies with respect to certain transactions in the Company’s securities. Short Sales Short sales of the Company’s securities are prohibited by this Policy. Short sales of the Company’s securities, or sales of shares that the insider does not own at the time of sale, or sales of shares against which the insider does not deliver the shares within 20 days after the sale, evidence an expectation on the part of the seller that the securities will decline in value, and, therefore, signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, Section 16(c) of the Exchange Act prohibits Section 16 reporting persons (i.e., directors, officers, and the Company’s 10% stockholders) from making short sales of the Company’s equity securities. Options Transactions in puts, calls, or other derivative securities involving the Company’s equity securities, on an exchange, on an over-the-counter market, or in any other organized market, are prohibited by this Policy. A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and, therefore, creates the appearance that a Covered Person is trading based on material nonpublic information. Transactions in options, whether traded on an exchange, on an over-the-counter market, or any other organized market, also may focus a Covered Person’s attention on short-term performance at the expense of the Company’s long- term objectives. Hedging Transactions Hedging transactions involving the Company’s securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, are prohibited by this Policy. Such transactions allow the Covered Person to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the Covered Person may no longer have the same objectives as the Company’s other stockholders.

6 Margin Accounts and Pledging Individuals are prohibited from pledging Company securities as collateral for a loan, purchasing Company securities on margin (i.e., borrowing money to purchase the securities), or placing Company securities in a margin account. This prohibition does not apply to cashless exercises of stock options under the Company’s equity plans. An exception to this prohibition may be granted where you wish to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities. If you wish to pledge Company securities as collateral for a loan, you must submit a request for approval to the General Counsel and Chief Executive Officer at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. Rule 10b5-1 Trading Plans The trading restrictions set forth in this Policy, other than those transactions described under “Prohibited Transactions,” do not apply to (1) transactions under a previously established contract, plan or instruction to trade in the Company’s securities entered into in accordance with and that complies with the requirements of Rule 10b5-1 (a “Trading Plan”) or (2) transactions under a previously established contract, plan or instruction to trade in the Company’s securities that satisfies the elements of a non-Rule 10b5-1 trading arrangement (as defined in Item 408(c) of Regulation S-K)(a “Trading Arrangement”), in each case which has been submitted to and preapproved by the Non-Executive Chairman of the Board and Chair of the Company’s Nominating and Corporate Governance Committee. The Board of Directors may impose such other conditions on the implementation and operation of the Trading Plan or Trading Arrangement as deemed necessary or advisable. Individuals may not adopt more than one Trading Plan at a time except under the limited circumstances permitted by Rule 10b5-1 and subject to preapproval by the Board of Directors. An individual may only modify a Trading Plan or Trading Arrangement outside of a blackout period and, in any event, when the individual does not possess material nonpublic information. Modifications to and terminations of a Trading Plan and Trading Arrangements are subject to preapproval by the Board of Directors and modifications of a Trading Plan that change the amount, price, or timing of the purchase or sale of the securities underlying a Trading Plan will trigger a new cooling-off period as required by Rule 10b5-1. The Company reserves the right to publicly disclose, announce, or respond to inquiries from the media regarding the adoption, modification, or termination of a Trading Plan and Trading Arrangements, or the execution of transactions made under a Trading Plan or Trading Arrangements. The Company also reserves the right from time to time to suspend, discontinue, or otherwise prohibit transactions under a Trading Plan or Trading Arrangement if the Board of Directors, in its discretion, determines that such suspension, discontinuation, or other prohibition is in the best interests of the Company.

7 Compliance of a Trading Plan with the requirements of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, and neither the Company nor the Company’s other employees assumes any liability for any delay in reviewing and/or refusing to approve a Trading Plan submitted for approval, nor the legality or consequences relating to a person entering into, informing the Company of, or trading under, a Trading Plan. Post-Termination Transactions If an individual is in possession of material nonpublic information when the individual’s service terminates, the individual may not trade in the Company’s securities until that information has become public or is no longer material. Policy Administration The Board of Directors has the authority to interpret, amend and implement this Policy. This authority includes interpreting or waiving the terms of the Policy to the extent consistent with its general purpose and applicable securities laws. Actions taken by the Company or any other Company personnel does not constitute legal advice, nor do they insulate you from the consequences of noncompliance with this Policy or with securities laws. You should be aware that regulatory agencies such as the SEC, the Department of Justice and FINRA regularly inquire about market trading in securities. If the Company receives such an inquiry, the Company intends to cooperate and will provide information requested, such as information regarding individuals’ trading and awareness of material nonpublic information. Certification of Compliance All directors, officers, employees and others subject to this Policy may be asked periodically to certify their compliance with the terms and provisions of this Policy. Effective Date: May 25, 2023